Exhibit 10.11



                       AMENDED AND RESTATED
            CONVERTIBLE LINE OF CREDIT PROMISSORY NOTE


Amount: $2,000,000.00                                      Date: June 30, 2004



      FOR VALUE RECEIVED, BROADCAST INTERNATIONAL, INC., a Utah corporation (referred to herein as the "Borrower") hereby amends and restates that certain Convertible Line of Credit Promissory Note between the Borrower and the Lenders dated December 23, 2003, and promises to pay to MERIDEL, LTD., a Turks and Caicos corporation, and PASCOE HOLDINGS, LTD, a Turks and Caicos corporation, IN EQUAL SHARES, (referred to collectively herein as the "Lender"), or order, at the address the Lender shall designate in writing to the Borrower from time to time, the sum of Two Million dollars ($2,000,000) or the aggregate unpaid principal balance of all advances made to the Borrower by the Lender pursuant to this Note from time to time ("Advances") on April 1, 2006 ("Maturity Date" in lawful money of the United States and in immediately available funds, together with interest on the unpaid principal balance of this Convertible Line of Credit Promissory Note ("Note") computed on the basis of a 360 day year and charged on actual days the principal amount of any Advance is outstanding, at the rate of six percent (6%) per annum.

      1. Term of Note. The principal amount of all Advances made under the terms of this Note and all accrued and unpaid interest shall be due and payable on the Maturity Date.

      2. Prepayment. The Borrower may not prepay any of the principal amount of this Note, except with the express written consent of the Lender.

      3. Conversion Privileges. The Lender shall have the right to convert up to the full amount of the then outstanding principal balance of the Note to common stock of the Borrower to be issued by Borrower on the terms and conditions set forth below:

          a. Term of Option. The Lender may convert any part of the principal balance of the loan to common stock (the "Shares") at any time or from time to time from January 14, 2004 until the principal balance is retired or converted.

          b. Conversion Price. The price at which the principal balance of the Advance is to be converted to common stock shall be $1.00 per share, after taking into consideration the proposed 10:1 reverse split of Borrower's common stock..

          c. Notice of Election to Convert. The option to convert to common stock may be made by Lender at any time upon written Notice of Election to convert by Lender. The Notice of Election to Convert shall contain the date of conversion and the principal amount of the Advance to be converted to common stock. Such conversion shall be effective on the date specified in the notice.

          d. Adjustment for Common Stock Reclassifications. In the event, at any time after the date hereof, the holders of the common stock of the Borrower shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property by way of stock-split, spinoff, reclassification, combination of shares or similar corporate rearrangement, then and in each such case the Lender, upon the exercise hereof as provided herein, shall be entitled to receive the amount of stock and other securities and property which the Lender would hold on the date of such exercise if on record date of such corporate reclassification Lender had been the holder of record of the number of shares of common stock of the Borrower called for in the event of complete conversion of the Note and had thereafter retained such shares and/or all other or additional stock and other securities and property receivable by Lender as aforesaid during such period, giving effect to all adjustments called for during such period.

          e. Adjustment for Consolidation or Merger. In case of any reorganization of the Borrower after the date hereof, or in case, after such date, the Borrower shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then and in each such case the Lender, upon the exercise of its conversion rights at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the conversion of this Note prior to such consummation, the stock or other securities or property to which Lender would be entitled had the Lender converted this Note immediately prior thereto.

          f. Reservation of Stock. The Borrower shall at all times reserve and keep available for issue upon conversion of this Note such number of its authorized but unissued shares of common stock as will be sufficient to permit the conversion in full of this Note.

          g. Interest. In the event of the conversion to common stock of any of the principal amount of any Advance, the accrued interest applicable to such converted principal shall be deemed to be forgiven upon conversion and shall not be otherwise payable pursuant to the terms of this Note.

          h. Assignment. Lender may assign all or any part of this Note with its attendant conversion privileges to any party or parties.

      4.  Registration Procedures and Expenses.

         (a) As soon as practicable, but in any event no later thirty (30) days following the Notice of Election to Convert is delivered to Borrower from Lender, the Borrower shall prepare and file with the Commission a registration statement on Form S-3 or other applicable form as determined by the Borrower (the "Registration Statement") for the purpose of registering the sale of the Shares by Lender from time to time on the facilities of any securities exchange or trading system on which the Common Stock of the Borrower is then traded or in privately-negotiated transactions. The Borrower shall use its commercially reasonable efforts to cause the Registration Statement to become effective within sixty (60) days of the Effective Date (the "Registration Effective Date").

          (b) The Borrower shall prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus forming a part thereof as may be necessary to keep the Registration Statement effective until the earlier of the date on which (i) all Shares have been disposed of pursuant to the Registration Statement, (ii) all Shares then held by Lender may be sold under the provisions of Rule 144 promulgated under the Securities Act ("Rule 144") without limitation as to volume, whether pursuant to Rule 144(k) or otherwise, or (iii) the Borrower has determined that all Shares held by Lender may be sold without restriction under the Securities Act and has removed any stop transfer instructions relating to such Shares and offered to cause to be removed any restrictive legends on the certificates, if any, representing such Shares (the period between the Registration Effective Date and the earliest of such dates is referred to herein as the "Registration Period"). At any time after the end of the Registration Period, the Borrower may withdraw the Registration Statement and its obligations under this Section 4 automatically terminate.

          (c) The Borrower shall take all lawful action such that the Registration Statement, any amendment thereto and the prospectus forming a part thereof does not, on the Registration Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Upon becoming aware of the occurrence of any event or the discovery of any facts during the Registration Period that make any statement of a material fact made in the Registration Statement or the related prospectus untrue in any material respect or which material fact is omitted from the Registration Statement or related prospectus that requires the making of any changes in the Registration Statement or related prospectus so that it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (taking into account any prior amendments or supplements), the Borrower shall promptly notify the Lender, and, subject to the provisions of Section 4(d), as soon as reasonably practicable prepare and file with the Commission a supplement or post-effective amendment to the Registration Statement or the related prospectus or file any other required document so that the Registration Statement and such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (d) The Borrower shall not be obligated to prepare and file a post-effective amendment or supplement to the Registration Statement or the prospectus constituting a part thereof during the continuance of a Blackout Event. A "Blackout Event" shall mean any of the following: (i) the possession by the Borrower of material information that is not ripe for disclosure in a registration statement or prospectus, as determined in good faith by the Chief Executive Officer of the Company (the "CEO") or the Board or that, if disclosed, would be detrimental to the business and affairs of the Company or
(ii) any material engagement or activity by the Borrower which would, in the good faith determination of the CEO or the Board, be adversely affected by disclosure in a registration statement or prospectus at such time.

         (e) At least ten (10) days prior to the filing with the Commission of the Registration Statement (or any amendment thereto) or the prospectus forming a part thereof (or any supplement thereto), the Borrower shall provide draft copies thereof to Lender and shall consider incorporating into such documents such comments as Lender (and its counsel) may propose to be incorporated therein. Notwithstanding the foregoing, no prospectus supplement, the form of which has previously been provided to Lender, need be delivered in draft form to Lender.

         (f) The Borrower shall promptly notify Lender upon the occurrence of any of the following events in respect of the Registration Statement or the prospectus forming a part thereof: (i) the receipt of any request for additional information from the Commission or any other federal or state governmental authority, the response to which would require any amendments or supplements to the Registration Statement or related prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iii) the receipt of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

          (g) The Borrower shall furnish to Lender with respect to the Shares registered under the Registration Statement (and to each underwriter, if any, of such Shares) such number of copies of prospectuses and such other documents as Lender may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by Lender pursuant to the Registration Statement.

          (h) The Borrower shall file or cause to be filed such documents as are required to be filed by the Borrower for normal Blue Sky clearance in states of the United States specified in writing by Lender; provided, however, that the Borrower shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented.

          (i) With a view to making available to Lender the benefits of Rule 144, the Borrower agrees, throughout the Registration Period and so long as Lender owns Shares to:

               (i)   comply with the provisions of paragraph (c)(1) of Rule
144; and

               (ii) file with the Commission in a timely manner all reports and other documents required to be filed by the Borrower pursuant to Section 13 or 15(d) under the Exchange Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of Lender, make available other information as required by, and so long as necessary to permit sales of the Shares pursuant to, Rule 144.

          (j) The Borrower shall bear all expenses incurred by it and Lender (other than underwriting discounts, brokerage fees and commissions) in connection with the procedures in paragraphs (a) through (i) of this Section 4 and the registration of the Shares pursuant to the Registration Statement.

      5.  Default.   If any installment or the final payment due under this
Note is not paid on its due date or within fifteen (15) days thereafter, if the Borrower Board of Directors, or the Borrower shareholders if consent of shareholders is required, fails to approve or ratify all of the terms of this Note, or if the Borrower otherwise defaults under the terms of this Note, then the holder hereof, following the giving of 10 days written notice may accelerate this Note and declare the entire balance due and owing whereupon the Borrower agrees to pay the entire balance of the Note upon demand.

      Each payment shall be applied first to the payment of interest and thereafter to the payment of principal. In the event of non-payment of any installment, the final payment or the accelerated principal in the event of default, the Borrower agrees to pay all expenses of collection of this Note, including reasonable attorney=s fees and court costs incurred in any proceeding including any proceedings in the United States Bankruptcy Court. After acceleration, in the event of default, and after the due date and before and after judgment, this Note shall accrue interest until paid at the highest legal rate.

      6. Governing Law. This Note shall be governed by the laws of the State of Utah.


      7.  Waiver of Notice, etc.   Every maker, endorser or guarantor of this
Note waives presentment, demand, notice, protest and all other notices in connection with the deliver, acceptance, default or enforcement of this Note and each agrees that the holder, from time to time, may renew, modify or extend performance of obligations hereunder without their consent.

      8. Arbitration. If at any time during or after the term of this Note any dispute, difference, or disagreement shall arise upon or in respect of this Note, or the conversion of the Note to common stock, and the meaning and construction of the terms hereof, every such dispute, difference, and disagreement shall be referred to a single arbitrator agreed upon by the Borrower and the Lender, or if no single arbitrator can be agreed upon, an arbitrator or arbitrators shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration proceedings shall be held in Salt Lake City, Utah.

     9. Assignment. This Note and the conversion privileges associated herewith shall be assignable in whole or in part at any time by Lender.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed as of the date above set forth.

                              BORROWER:

                              BROADCAST INTERNATIONAL, INC.


                              /s/ Rodney M. Tiede
                              ________________________________
                              By Rodney M. Tiede, President